Policies and Procedures to Detect and Prevent
Insider Trading
DIANA SHIPPING INC.
FOURTH AMENDED AND RESTATED
POLICIES AND PROCEDURES TO DETECT AND
PREVENT INSIDER TRADING
REVISED AS OF NOVEMBER 20,

2024
GENERAL
The Securities

Exchange Act

of 1934

prohibits the

misuse of

material, non-public

information. In
order

to

avoid

even

the

appearance

of

impropriety,

the

Company

has

instituted

procedures

to
prevent the misuse of non-public information.
Although "insider trading"

is not

defined in the

securities laws, it

is generally thought

to be

described
as trading

either personally

or on

behalf of

others on

the basis

of material

non-public information
or communicating material non-public information to others

in violation of the law.
This policy (the "Policy")

will be administered and

supervised by the Company’s

Chief Accounting
Officer. Please

pay special attention to the "Blackout"

and "Trading Window" policies

discussed in
this memorandum.
WHOM DOES THE POLICY COVER?
The Policy

covers all

of the

Company’s officers,

directors and

employees ("insiders"),

as well

as
any transactions in any Company securities (“securities”) participated in by family members, trusts
or

corporations

directly

or

indirectly

controlled

by

insiders.

In

addition,

the

Policy

applies

to
transactions engaged in by

corporations in which the

insider is an

officer, director or 10% or greater
stockholder and a partnership

of which the insider

is a partner,

unless the insider

has no direct or
indirect control over the partnership.
The Company forbids

any insider from

trading, either

for his or

her personal account

or on behalf
of others, while

in possession

of material

non-public information,

or communicating

material non-
public information

to others

in violation

of the

law.

This prohibited

conduct is

often referred

to as
"insider trading".
●

The

Policy

extends

to

each

insider’s

activities

within

and

outside

his/her

duties

at

the
Company. Each

insider must read and retain this statement.
●

Failure

to

comply

with

the

Policy

may

cause

an

employee

to

be

subject

to

disciplinary
action.
WHAT IS INSIDER TRADING?
The term "insider trading" generally

is used to refer to trading while

in possession of material non-
public information

(whether or

not one

is an

"insider") and/or

to communications

of material

non-
public information to

others. The law

in this area

is generally understood

to prohibit, among

other
things:
●

trading by an insider while in possession of material non

-public information;

●

trading by a non-insider

while in possession of

material non-public information,

where the
information either was disclosed

to the non-insider in violation

of an insider’s duty to keep
it confidential or the information was misappropriated;
●

trading while

in possession

of material

non-public

information

concerning

a tender

offer;
and
●

wrongfully communicating, or "tipping", material

non-public information to others or making
any

recommendations

or

expressing

opinions

on

the

basis

of

material

non-public
information

as

to

trading

in

Company

securities

unless

such

disclosure

is

made

in
accordance

with

Company

policies

regarding

the

protection

or

authorized

external
disclosure of

information. This

prohibition applies

whether or

not the

insider receives

any
benefit from the use of that information by the other person or entity.
THE INSIDER CONCEPT
As a general guide for our directors, officers and employees,

components of what amounts to
"insider trading" are described below:
Who is an insider?
The

concept

of

"insider"

is

broad.

It

includes

officers,

directors,

trustees,

and

employees

of

a
company.

In

addition,

a

person

can

be

a

"temporary

insider"

if

he

or

she

enters

into

a

special
confidential relationship

in the

conduct of

a company’s

affairs

and as

a result

is given

access to
information solely for

the company’s

purposes. A

temporary insider

can include,

among others,

a
company’s attorneys, accountants, consultants, bank lending officers, and the employees of those organizations.
What information is material?
Trading on information that

is "material" is

prohibited. Information generally is

considered "material"
if:
●

there is a substantial

likelihood that a

reasonable investor

would consider the

information
important in making an investment decision, or
●

the

information

is

reasonably

certain

to

have

a

substantial

effect

on

the

price

of

the
Company’s securities.
Information that should be considered material includes: dividend changes, earnings estimates not
previously disseminated,

material changes

in previously

-released earnings

estimates,

significant
merger

or

acquisition

proposals

or

agreements,

major

litigation,

liquidity

problems,

and
extraordinary management developments.
What information is non-public?
Information

is

non-public

until

it

has

been

effectively

communicated

to

the

market

place.

For
example, information

found

in a

report filed

with

the U.S.

Securities

and

Exchange

Commission
(the

“SEC”),

or

appearing

in

Dow

Jones,

Reuters,

The

Wall

Street

Journal,

on

Bloomberg

or

in
other publications of

general circulation ordinarily would

be considered public.

In addition, in

certain
circumstances, information disseminated to certain

segments of the investment community

may be
deemed

"public",

for

example,

research

communicated

through

institutional

information
dissemination services such as First Call. (However, the fact that research has been disseminated through such a service

does not automatically

mean that it is

public.) Remember,

it takes time for
information

to

become

public.

The

amount

of

time

since

the

information

was

first

disseminated
ordinarily is a factor regarding whether the information

is considered "public".

PENALTIES FOR INSIDER TRADING
Penalties

for

insider

trading

are

severe

both

for

the

individuals

involved

as

well

as

for

their
employers. A person

can be subject

to some or

all of the penalties

listed below,

even if he or

she
does not personally benefit from the violation. Penalties

may include:
●

Jail sentences;
●

Civil injunctions;
●

Civil treble (3x) damages;
●

Disgorgement of profits;
●

Criminal

fines

of

up

to

three

times

the

profit

gained

or

loss

avoided, whether

or

not

the
person actually benefited; and
●

Fines for the

employers or other

controlling person of

up to the

greater of $1

million or three
times the amount of the profit gained or loss avoided.
Clearly, it is in the Company’s and

your best interests for the

Company to put into

place procedures
to prevent improper trading by its insiders.
PROCEDURES TO PREVENT INSIDER TRADING
The following procedures have been established to aid

in the prevention of insider trading. Every
insider must follow these procedures or risk sanctions,

including: dismissal, substantial personal
liability and criminal penalties.
Questions to Ask
Prior

to

trading

in

the

Company’s

securities,

and

if

you

think

you

may

have

material

non-public
information, ask yourself the following questions:
●

Is the information material?

- Is this information

that an investor

would consider important
in making

an investment

decision? Would

you take

it into

account in

deciding whether

to
buy or

sell? Is

this information that

would affect the

market price

of the

securities if generally
disclosed?
●

Is the information

non-public -

To

whom has

this information

been provided?

Has it been
effectively communicated to the marketplace? Has

enough time gone by?
Action Required
If you are at all uncertain as to whether any information you have is "inside information", you must:
●

Immediately report the matter to the Chief Accounting Officer;
●

Refrain from purchasing or selling the securities;

and
●

Not communicate the information inside or outside the

Company.
After the employee

and the Chief

Accounting Officer

have reviewed

the issue

and consulted with
outside counsel to

the extent appropriate,

the insider

will be instructed

as to whether

he/she may
trade and/or communicate that information.
Blackout Policy and Trading

Window
To assure compliance with the Policy and applicable securities laws, the Company requires that all insiders

refrain

from

conducting

transactions

involving

the

purchase

or

sale

of

the

Company's

securities other than during

the period commencing at

the open of the

New York

Stock Exchange
trading market on

the second business

day following the

date of public

disclosure of the

financial
results for

a particular

fiscal quarter

or year

and continuing

until the

close of

the New

York

Stock
Exchange on the fourteenth

(14
th
) day

after the

last day of

the current fiscal

quarter (the "Trading
Window").

In addition,

from

time to

time material

non-public

information

regarding

the Company
may be pending. While

such information is pending, the

Company may impose a

special "blackout"
period during which the same prohibitions and recommendations shall apply.
Remember:

Even

during

the

Trading

Window,

any

person

possessing

material

non-public
information

concerning

the

Company,

should

not

engage

in

any

transactions

in

the

Company's
securities until such information has been made public and

absorbed by the market.
Trading According to a Pre-established Plan (10b5

-1)
The

SEC

has

adopted

Rule

10b5-1,

as

amended,

under

which

insider

trading

liability

can

be
avoided

if

insiders

follow

very

specific

procedures.

In

general,

such

procedures

involve

trading
according

to

pre-established

instructions,

plans

or

programs

(a

“10b5-1

Plan”)

after

a

required
“cooling off” period described below.

10b5-1 Plans must:
●
Be documented

by a

contract,

written plan,

or formal

instruction which

provides that

the
trade

take

place

in

the

future:

For

example,

an

insider

can

contract

to

sell

his

or

her
securities on a specific date, or simply

delegate such decisions to an investment manager,
401(k) plan administrator or

similar third party. This documentation must be

provided to the
Company’s Chief Financial Officer and Corporate

Secretary;
●
Include

in

its

documentation

the

specific

amount,

price

and

timing

of

the

trade,

or

the
formula for determining the

amount, price and timing
. For example, the insider

can buy or
sell securities

in a

specific amount

and on

a specific

date each

month, or

according to

a
pre-established percentage (of

the insider’s salary,

for example) each

time that the

share
price falls or rises to

pre-established levels. In the case where

trading decisions have been
delegated (i.e., to

a third party

broker or money

manager), the specific

amount, price and
timing need not be provided;
●
Be

implemented

at

a

time

when

the

insider

does not possess

material

non-public
information.

As a

practical

matter,

for restricted

insiders

this means

that

the insider

may
set up 10b5-1

Plans, or delegate

trading discretion, only during

an open Trading

Window
and outside a “blackout” period (discussed

above), assuming the restricted insider is not

in
possession of material non-public information;
●
Remain beyond

the scope

of the

insider’s influence

after implementation
. In general,

the
insider must allow

the 10b5-1 Plan

to be executed

without changes to

the accompanying
instructions,

and

the

insider

cannot

later

execute

a

hedge

transaction

that

modifies

the
effect of the 10b5-1

Plan. Insiders should be

aware that the termination

or modification of
a 10b5-1 Plan after trades have been undertaken under such plan could negate the 10b5-
1

affirmative

defense

afforded

by

such

program

for

all

such

prior

trades.

As

such,
termination or modification of a 10b-5

Plan should only be undertaken in consultation

with
your legal counsel.

If the insider

has delegated decision

-making authority

to a third

party,
the insider

cannot subsequently

influence the

third party

in any

way and

such third

party
must not possess material non-public information at the time of any of the trades;
●
Be subject to

a “cooling off” period.

Rule 10b5-1 contains a

“cooling-off period” for directors
and officers that prohibit such insiders from trading in a

10b5-1 Plan until the later of (i) 90
days following

the plan’s

adoption or

modification

or (ii)

two business

days following

the
Company’s disclosure

(via a report

filed with the

SEC) of its

financial results for

the fiscal
quarter in which the plan was adopted or modified; and

●
Contain Insider

certifications.

Directors and

officers are

required to

include a

certification
in their 10b5-1 Plans to certify

that at the time the plan

is adopted or modified: (i) they

are
not aware

of material

non-public information

about the

Company or

its securities

and (ii)
they are

adopting

the

10b5-1

Plan in

good faith

and

not

as part

of

a plan

or scheme

to
evade the anti-fraud provisions of the U.S. Securities Exchange

Act of 1934.
In addition, insiders are

prohibited from having multiple overlapping

10b5-1 Plans or more

than one
plan in

any given

year and

a modification

relating to

amount, price

and timing

of trades

under a
10b5-1 Plan is

deemed a plan

termination and the

adoption of a

new 10b5-1 Plan

which requires
a new cooling off period.
Pre-Clearance of Trades

and 10b5-1 Plans
All

insiders

must

refrain

from

trading

in

Company

securities,

even

during

the

Trading

Window,
without

first

complying

with

the

Company's

"pre-clearance"

process.

Each

such

person

should
contact

the

Company's

Chief

Accounting

Officer

prior

to

commencing

any

trade.

The

Chief
Accounting

Officer

will

consult

as

necessary

with

senior

management

and/or

counsel

to

the
Company before clearing any proposed trade.
Each

insider

is

solely

responsible

for

compliance

with

all

applicable

securities

laws,

rules

and
regulations related to

any trading of

Company securities by such

insider, including without limitation
the timely filing

of any and

all forms, schedules

and other filings

required by Rule

144 of the

U.S.
Securities

Act

of

1933,

as

amended,

Sections

13

and

16,

as

applicable,

of

the

U.S.

Securities
Exchange Act

of 1934,

as amended,

and any

other applicable

securities laws.

The clearance

of
any

proposed

trade

may,

at

the

discretion

of

the

Company,

be

conditioned

on

the

Company’s
review and reasonable satisfaction with such filings or other compliance requirements.

Additionally, Rule 10b5-1 Plans and any

amendments thereto must be

approved by the Company’s
Chief

Financial

Officer

or

Corporate

Secretary

and

meet

the

requirements

of

Rule

10b5-1
guidelines

detailed

in

this

Policy.

Any

Rule

10b5-1

Plan

must

be

submitted

for

approval

five
business days prior to the entry into the Rule 10b5-1 Plan.

QUESTIONS OR CONCERNS
Any questions

or concerns regarding

the Company’s Policies

and Procedures to

detect and prevent
insider trading should be directed to the Chief Accounting Officer, or, if such questions or concerns involve the Chief Accounting Officer,

to the Chief Financial Officer.

The Chief Accounting Officer’s
personal trading activity will be reviewed by the Chief Financial

Officer.